Exhibit 99.1

Kiora Pharmaceuticals Enters Into Agreements to Raise $3.12 Million

From the Exercise of Previously Issued Class A Warrants

Salt Lake City, Utah--(Newsfile Corp. - November 18, 2022) - Kiora Pharmaceuticals, Inc. (NASDAQ: KPRX) ("Kiora" or the "Company") announced today it has entered into warrant inducement offer letters to raise $3.12 million in gross proceeds from the exercise of 654,609 Class A warrants issued in the Company's public offering from July 2022.

On November 17, 2022, the Company reduced the exercise price of all Class A warrants from $8.00 per share to $4.77 per share. On such date, Kiora also entered into warrant inducement offer letters with certain investors pursuant to which the investors' immediately exercised 654,609 Class A Warrants at the reduced exercise price of $4.77, and the Company issued to such investors new warrants to purchase 100% of the shares exercised pursuant to the Class A Warrants. Such new warrants will, among other terms, become exercisable six months after issuance, have an exercise price of $5.97 and a term of 18 months from their initial exercise date. The exercise of the Class A warrants is expected to result in gross proceeds to the Company of $3.12 million.

The Class A Warrants were registered pursuant to a registration statement on Form S-1 and were issued pursuant to an Underwriting Agreement dated as of July 22, 2022. The new warrants and the shares underlying the New Warrants are unregistered and are being issued in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933 (the "Securities Act").

Ladenburg Thalmann & Co. Inc. acted as the exclusive warrant inducement agent.

About Kiora Pharmaceuticals

Kiora Pharmaceuticals is a clinical-stage biotechnology company developing and commercializing products for the treatment of ophthalmic diseases. KIO-301 is being developed for the treatment of retinitis pigmentosa. It is a molecular photoswitch that has the potential to restore vision in patients with inherited and/or age-related retinal degeneration. KIO-101 is being developed for the treatment of the Ocular Presentation of Rheumatoid Arthritis ("OPRA"). It is a next-generation, non-steroidal, immuno-modulatory and small molecule inhibitor of Dihydroorotate Dehydrogenase ("DHODH") with what Kiora believes is best-in-class picomolar potency and a validated immune modulating mechanism (blocks T cell proliferation and proinflammatory cytokine release) designed to overcome the off-target side effects and safety issues associated with commercially available DHODH inhibitors. In addition, Kiora is developing KIO-201, a chemically cross-linked form of the natural polymer hyaluronic acid, designed to accelerate corneal wound healing.

In addition to news releases and SEC filings, we expect to post information on our website, www.kiorapharma.com, and social media accounts that could be relevant to investors. We encourage investors to follow us on Twitter and LinkedIn as well as to visit our website and/or subscribe to email alerts.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the development and commercialization efforts pertaining to Kiora's development-stage products, including KIO-101, KIO-201 and KIO-301, as well as the success thereof, with such approvals or success may not be obtained or achieved on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the ability to conduct clinical trials on a timely basis, market and other conditions and certain risk factors described under the heading "Risk Factors" contained in Kiora's Amendment No. 1 to Annual Report on Form 10-K/A filed with the SEC on July 7, 2022 or described in Kiora's other public filings. Kiora's results may also be affected by factors of which Kiora is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. Kiora expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions, or circumstances on which any such statement is based, except as required by law.

Investor Contact
Francina Agosti, Ph.D.
(617) 546-0742
fagosti@reportablenews.com